UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On February 19, 2016, Coty Inc. (the “Company”), The Procter & Gamble Company (“P&G”), Galleria Co., a wholly owned subsidiary of P&G (“SplitCo”), and Green Acquisition Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), entered into a Letter Agreement (the “Letter Agreement”) to amend certain terms of the Transaction Agreement, dated July 8, 2015 (the “Transaction Agreement”), by and among the Company, P&G, SplitCo and Merger Sub, including the exhibits thereto and the disclosure letter delivered by the Company to P&G pursuant thereto. The Company, P&G, SplitCo and Merger Sub entered into the Transaction Agreement to merge P&G’s fine fragrance, color cosmetics, and hair color businesses into Merger Sub through a tax-free Reverse Morris Trust transaction.
The Letter Agreement amends the Transaction Agreement and the exhibits and disclosure letter thereto to disclose and reflect the Company’s previously announced $500 million share repurchase authorization of its Class A common stock.
The other material terms of the Transaction Agreement remain unchanged.
The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is filed as Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1	Letter Agreement, dated February 19, 2016, by and among Coty Inc., The Procter & Gamble Company, Galleria Co. and Green Acquisition Sub Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.
(Registrant)

Date:	February 25, 2016	By:	/s/ Jules P. Kaufman
			Name:	Jules P. Kaufman
			Title:	Senior Vice President, Secretary
and General Counsel

COTY INC.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated February 19, 2016, by and among Coty Inc., The Procter & Gamble Company, Galleria Co. and Green Acquisition Sub Inc.